As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 333-23221

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

REGISTRATION STATEMENT ON

FORM S-4

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-1653725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

(206) 432-8887

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s of Principal Executive Offices)

Charles Edward Smith, Esq.

Executive Vice President, General Counsel and Secretary

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

(Name and Address of Agent for Service)

(206) 432-8887

(Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Eric DeJong

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101

(206) 359-8000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold hereunder as of the date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On March 13, 1997, Washington Mutual, Inc., a Washington corporation (the “Registrant” and “WMI”), filed a registration statement on Form S-4 (Registration Statement No. 333-23221) (the “Registration Statement”) with the Securities and Exchange Commission, which registered 132,690,700 shares of the Registrant’s common stock in connection with the merger by and among WMI, Great Western Financial Corporation and New American Capital, Inc. The Registrant Statement was amended by Post-Effective Amendments on Form S-8 filed on July 1, 1997 and October 10, 1998, which covered up to an aggregate of 10,082,627 common shares issuable pursuant to obligations assumed by WMI under the following plans: Great Western Financial Corporation 1979 Stock Option and Incentive Plan, Great Western Financial Corporation 1998 Stock Option and Incentive Plan, H.F. Ahmanson & Company 1984 Stock Incentive Plan, H.F. Ahmanson & Company 1993 Stock Incentive Plan, H.F. Ahmanson & Company 1988 Directors’ Stock Incentive Plan, and H.F. Ahmanson & Company 1996 Nonemployee Directors’ Stock Incentive Plan.

As previously disclosed, on September 26, 2008, WMI and WMI Investment Corp. (“WMI Investment”, and collectively with WMI, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 08-12229 (MFW)). On February 23, 2012, the Bankruptcy Court entered an order confirming the Debtors’ Seventh Amended Joint Plan of Reorganization (as amended, modified or supplemented from time to time, the “Plan”). As contemplated by the Plan, all existing securities and agreements evidencing an equity interest of the Debtors shall be cancelled as of the effective date of the Plan. Therefore, this Amendment is being filed to deregister all securities registered but not sold under the Registration Statement and all amendments thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to Registration Statement No. 333-23221 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 14, 2012.

WASHINGTON MUTUAL, INC.

By:	/s/ Robert J. Williams
Name:	Robert J. Williams
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement No. 333-23221 has been signed by the following persons in the capacities indicated below on March 14, 2012.

Signature	Title

/s/ Robert J. Williams	President
Robert J. Williams	(Principal Executive Officer)

/s/ John Maciel	Chief Financial Officer
John Maciel	(Principal Financial and Accounting Officer)

/s/ Stephen E. Frank *	Director and Chairman of the Board
Stephen E. Frank

/s/ Alan Fishman *	Director
Alan Fishman

/s/ Philip Matthews *	Director
Philip Matthews

/s/ Margaret Osmer McQuade *	Director
Margaret Osmer McQuade

/s/ Regina T. Montoya *	Director
Regina T. Montoya

/s/ Michael K. Murphy *	Director
Michael K. Murphy

/s/ William G. Reed, Jr. *	Director
William G. Reed, Jr.

/s/ Orin Smith *	Director
Orin Smith

/s/ James H. Stever *	Director
James H. Stever

*By:	/s/ Charles Edward Smith
As Attorney-in-Fact under Power of Attorney effective as of March 12, 2012

EXHIBIT INDEX

Exhibit Number	Description of Document

24.1	Power of Attorney